UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.)

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

The Charles Schwab Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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charles schwab P.O. BOX 8016, CARY, NC 27512-9903 Your Vote matters! The Charles Schwab Corporation Annual Meeting of Stockholders Thursday, May 23, 2024 11:00 AM, Central Time Annual Meeting to be held live via the Internet - please visit www.proxydocs.com/SCHW for more details. You must register to attend the meeting online and/or participate at www.proxydocs.com/SCHW For a convenient way to view proxy materials, VOTE, and obtain directions to attend the meeting go to www.proxydocs.com/SCHW To vote your proxy while visiting this site, you will need the 12 digit control number in the box below. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. This is not a ballot. You cannot use this notice to vote your shares. We encourage you to access and review all of the important information contained in the proxy materials before voting. Under United States Securities and Exchange Commission rules, proxy materials do not have to be delivered in paper. Proxy materials can be distributed by making them available on the internet. If you want to receive a paper or e-mail copy of the proxy materials, you must request one. There is no charge to you for requesting a copy. In order to receive a paper package in time for this year’s meeting, you must make this request on or before May 13, 2024. SEE REVERSE FOR FULL AGENDA Scan QR for digital voting Meeting Materials: Notice of Meeting and Proxy Statement & Annual Report or Form 10-K Important Notice Regarding the Availability of Proxy Materials for the Stockholders Meeting To Be Held On May 23, 2024 For Stockholders of Record as of March 25, 2024 To order paper materials, use one of the following methods. Internet: www.investorelections.com/SCHW Call: 1-866-648-8133 Email: paper@investorelections.com * If requesting materials by e-mail, please send a blank e-mail with the 12 digit control number (located below) in the subject line. No other requests, instructions OR other inquiries should be included with your e-mail requesting materials. Your control number Have the 12 digit control number located in the box above available when you access the website and follow the instructions. Copyright © 2024 BetaNXT, Inc. or its affiliates. All Rights Reserved charles schwab The Charles Schwab Corporation Annual Meeting of Stockholders THE BOARD OF DIRECTORS RECOMMENDS A VOTE: FOR ON PROPOSALS 1, 2 AND 3 AGAINST ON PROPOSALS 4, 5 AND 6 PROPOSAL 1. Election of Five Directors for Three-Year Terms: 1.01 Walter W. Bettinger II 1.02 Joan T. Dea 1.03 Christopher V. Dodds 1.04 Bharat B. Masrani 1.05 Charles A. Ruffel 2. Ratification of the Selection of Independent Auditors 3. Advisory Approval of Named Executive Officer Compensation 4. Stockholder Proposal Requesting Changes to the Executive Compensation Program 5. Stockholder Proposal on Workforce Discrimination Risk Oversight and Impact 6. Stockholder Proposal on Pay Equity Disclosure Note: Consider any other business properly coming before the meeting.